Ex. 99.1

NEWS…	Contact:	Robert S. Merritt
February 24, 2005		Lisa Hathcoat
FOR IMMEDIATE RELEASE		(813) 282-1225

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, February 24, 2005 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended February 19, 2005 compared with the same four-week period in 2004 changed by approximately:

Four weeks ended February 19, 2005	Company- owned	Franchised and development joint venture		System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	0.0%	-0.3%		0.0%
Carrabba’s Italian Grills	3.8%	n/a		3.8%
Fleming’s Prime Steakhouse and Wine Bars	12.3%	n/a		12.3%
Roy’s	8.4%	n/a		8.4%
Bonefish Grills	2.5%	5.5%	(1)	2.6%
Domestic average unit volumes
Outback Steakhouses	-0.5%	0.9%		-0.3%
Carrabba’s Italian Grills	0.8%	n/a		0.8%
Fleming’s Prime Steakhouse and Wine Bars	5.5%	n/a		5.5%
Roy’s	8.7%	n/a		8.7%
Bonefish Grills	-1.9%	-5.4%	(1)	-1.6%

(1)	Represents two restaurants for comparable store sales and four restaurants for average unit volumes.

The Company noted that comparable store sales in the first week of the period were negatively affected by severe weather in the Northeast and comparable store sales in the last two weeks of the period were negatively affected by the early start of Lent.

More…

STORE INFORMATION

	Restaurants opened/(closed) during the month ended February 28, 2005		Restaurants open as of February 28, 2005
Outback Steakhouses
Company-owned - domestic	(1	)*	651
Company-owned - international	3		74
Franchised and development joint venture - domestic	-		104
Franchised and development joint venture - international	(1)		56
Total	1		885
Carrabba's Italian Grills
Company-owned	3		174
Bonefish Grills
Company-owned	2		64
Franchised	-		4
Total	2		68
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	1		32
Roy’s
Company-owned	1		19
Lee Roy Selmon’s
Company-owned	-		2
Cheeseburger in Paradise
Company-owned	2		13
Paul Lee’s Chinese Kitchens
Company-owned	1		3

System-wide total	11		1,196

* - Includes one restaurant opening and two closings during February 2005.

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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